EXHIBIT 99.2

Item 1.        Business

       (a)     General Development of the Business.

               Indiana Energy, Inc. (Indiana Energy or the company) is a publicly owned holding company with subsidiaries and affiliates engaged in natural gas distribution, gas portfolio administrative services and marketing of natural gas, electric power and related services. It was incorporated under the laws of the state of Indiana on October 24, 1985. Indiana Energy has five subsidiaries: Indiana Gas Company, Inc., IEI Services, LLC, IEI Capital Corp., IEI Investments, Inc., and Number-3CHK, Inc.

               Indiana Gas Company, Inc. (Indiana Gas), the principal subsidiary and business entity of the holding company, is an operating public utility engaged in the business of providing gas utility service in central and southern Indiana.

               IEI Services, LLC, formed in October 1997, provides support services to Indiana Energy and its subsidiaries. These services include information technology, financial, human resources, building and fleet services.

               IEI Capital Corp. (Capital Corp.), was formed in October 1997 to conduct the financing for Indiana Energy and its subsidiaries other than Indiana Gas. Capital Corp. provides the non-regulated businesses with short-term financing for working capital requirements, as well as secures permanent financing for those entities as necessary.

               IEI Investments, Inc. (IEI Investments) was formed to group the operations of nonregulated businesses and segregate them from the regulated businesses. IEI Investments has three subsidiaries, IGC Energy, Inc., Energy Realty, Inc. and Energy Financial Group, Inc.

               On November 1, 1994, IGC Energy, Inc. (IGC Energy) formed a natural gas marketing subsidiary, Indiana Energy Services, Inc.
               (IES), which provided natural gas and related services to gas utilities and customers in Indiana and surrounding states, and from January 1, 1996, to March 31, 1996 to Indiana Gas. On March 15, 1996, IGC Energy and Citizens By-Products Coal Company, a wholly owned subsidiary of Citizens Gas and Coke Utility (Citizens Gas), formed ProLiance Energy, LLC (ProLiance), a jointly and equally owned limited liability company, to provide natural gas supply and related marketing services. ProLiance assumed the business of IES and began providing services to Indiana Gas and Citizens Gas effective April 1, 1996. ProLiance is also a power marketer, providing gas and power to over 1,000 commercial, industrial and municipal customers.

               On April 1, 1997, IGC Energy and Citizens By-Products Coal Company formed CIGMA, LLC (CIGMA), a jointly and equally owned limited liability company. CIGMA provides materials acquisition and related services that are used by Indiana Gas, Citizens Gas, and third parties throughout a fourteen-state area.

               On May 23, 1997, IGC Energy, Citizens By-Products Coal Company and Energy Systems Group, Inc. (ESGI) formed Energy Systems Group, LLC (ESG), an equally owned limited liability company. ESG provides a package of products, services and skills to help energy users achieve enhanced energy and operational performance. The packages provide for improvements to be paid for by the customers from savings generated within their existing operating budgets. ESG assumed the responsibilities of ESGI, an energy related performance contracting firm and wholly owned subsidiary of SIGCORP, Inc.

               On June 30, 1998, IGC Energy and Cinergy Supply Network, Inc., a subsidiary of Cinergy Corp. (Cinergy), formed Reliant Services, LLC (Reliant), an equally owned limited liability company, to perform underground facilities locating and construction services. In May 1999, Reliant purchased the assets of two Indianapolis based companies and began operation. In August 1999, Reliant entered the meter reading business as well. Reliant is based in the Indianapolis area and will focus initially on serving electric, gas, telephone, cable and water companies in Indiana, Ohio and Kentucky. Reliant's customer base includes major utility companies in metropolitan areas in which it currently operates.

               Energy Realty, Inc. is a real estate company with investments in affordable housing and historic rehabilitation projects.

               Energy Financial Group, Inc. (EFGI) was formed on January 20, 1998, to hold all financial entities and investments of IEI
               Investments. Also on January 20, 1998, IEI Synfuels, Inc. was established as a wholly-owned subsidiary of EFGI and on February 5, 1998, purchased one limited partnership unit (representing an
               8.3 percent ownership interest) in Pace Carbon Synfuels Investors, L.P. (Pace Carbon), a Delaware limited partnership formed to develop, own and operate four projects to produce and sell coal-based synthetic fuel. Pace Carbon converts coal fines (small coal particles) into coal pellets/briquettes that are sold to major coal users such as utilities and steel companies. This process is eligible for federal tax credits under Section 29 of the Internal Revenue Code and the Internal Revenue Service has issued a private letter ruling with respect to the four projects.

               On April 1, 1998, IEI Financial Services, LLC (IEI Financial Services) began its operations. IEI Financial Services performs third-party collections, energy-related equipment leasing and related services. IEI Financial Services provides these services to Indiana Gas and to other third parties.

               On October 9, 1998, IEI Investments committed to invest $10 million in Haddington Energy Partners, L.P. (Haddington). Haddington, a Delaware limited partnership, has raised $77 million to invest in six to eight projects that represent a portfolio of development opportunities, including natural gas gathering and storage and electric power generation. Haddington's investment opportunities will focus on acquiring and building on projects in progress rather than start-up ventures.

               On June 14, 1999, Indiana Energy and SIGCORP, Inc. (SIGCORP) jointly announced the signing of a definitive agreement to combine into a new holding company named Vectren Corporation (Vectren). SIGCORP is an investor-owned energy and telecommunications company that through its subsidiaries provides electric and gas service to southwest Indiana and energy and telecommunication products and services throughout the Midwest and elsewhere.

               Indiana Gas Company, Inc. and Southern Indiana Gas and Electric Company, Inc., Indiana Energy's and SIGCORP's utility companies will operate as separate subsidiaries of Vectren.

               The merger is conditioned, among other things, upon the approvals of the shareholders of each company and customary regulatory approvals. On December 17, 1999, the merger was approved by the shareholders of each company. On December 20, 1999, the Federal Energy Regulatory Commission (FERC) issued an order approving the proposed merger. In approving the merger, the FERC concluded that the merger was in the public interest and would not adversely affect competition, rates or regulation. The companies anticipate that the remaining regulatory processes can be completed in the first quarter of calendar 2000.

               On December 15, 1999, the company announced that the board of directors had approved a definitive agreement under which the company will acquire the natural gas distribution business of Dayton Power and Light Co., Inc. The acquisition, with a purchase price of $425 million, is expected to be funded with a bank facility which will be replaced over time with permanent financing. This transaction is conditioned upon the approval of several regulatory bodies. Management hopes to complete the transaction by the end of the second quarter of 2000.

       (c)     Narrative Description of the Business.

               During fiscal 1999, Indiana Gas supplied gas to about 500,000 residential, small commercial and contract (large commercial and industrial) customers in 284 communities in 48 of the 92 counties in the state of Indiana. The service area has a population of approximately 2 million and contains diversified manufacturing and agriculture-related enterprises. The principal industries served include automotive parts and accessories, feed, flour and grain processing, metal castings, aluminum products, gypsum products, electrical equipment, metal specialties and glass.

               The largest communities served include Muncie, Anderson, Lafayette-West Lafayette, Bloomington, Terre Haute, Marion, New Albany, Columbus, Jeffersonville, New Castle and Richmond. While Indiana Gas does not serve Indianapolis, it does serve the counties and communities which border that city.

               For the fiscal year ended September 30, 1999, residential customers provided 66 percent of revenues, small commercial 23 percent and contract 11 percent. Approximately 99 percent of Indiana Gas' customers used gas for space heating, and revenues from these customers for the fiscal year were approximately 90 percent of total operating revenues. Sales of gas are seasonal and strongly affected by variations in weather conditions. Less than half of total margin, however, is space heating related. During the fiscal year ended September 30, 1999, Indiana Gas added approximately 11,400 residential and commercial customers.

               Indiana Gas sells gas directly to residential, small commercial and contract customers at approved rates. Indiana Gas also transports gas through its pipelines at approved rates to contract customers which have purchased gas directly from producers, or through brokers and marketers. The total volumes of gas provided to both sales and transportation customers is referred to as throughput.

               Gas transported on behalf of end-use customers in fiscal 1999 represented 43 percent (51,213 MDth) of throughput compared to 40 percent (45,598 MDth) in 1998 and 34 percent (41,874 MDth) in 1997. Although revenues are lower, rates for transportation generally provide the same margins as would have been earned had the gas been sold under normal sales tariffs.

               Effective April 1, 1996, Indiana Gas purchases all of its natural gas as well as winter delivery service from ProLiance.

               Prices for gas and related services purchased by Indiana Gas are determined primarily by market conditions and rates established by the Federal Energy Regulatory Commission. Indiana Gas' rates and charges, terms of service, accounting matters, issuance of securities, and certain other operational matters are regulated by the Indiana Utility Regulatory Commission (IURC).

               Adjustments to Indiana Gas' rates and charges related to the cost of gas are made through gas cost adjustment (GCA) procedures established by Indiana law and administered by the IURC. The IURC has applied the statute authorizing the GCA procedures to reduce rates when necessary so as to limit utility operating income, after adjusting to normal weather, to the level authorized in the last general rate order. The earnings test provides that no refund be paid to the extent a utility has not earned its authorized utility operating income over the previous 60 months (or during the period since the utility's last rate order, if longer).

               Information regarding environmental matters affecting the company is incorporated herein by reference to Item 7, Environmental Matters.

               The company and its direct and indirect wholly owned subsidiaries had 858 full-time employees and 34 part-time employees as of September 30, 1999.

               The company is currently implementing a growth strategy which provides for, among other things, growing the earnings contribution from nonutility operations and aggressively managing costs within its utility operations and non-regulated services provider. See Item 7, Growth Strategy and Corporate Restructuring.

               Information concerning the operating segments of the company is incorporated herein by reference to the Note 17 of the Notes to the Consolidated Financial Statements, included in Item 8.

Item 2.        Property

               Indiana Energy owns no real property.

               The properties of Indiana Gas are used for the purchase, production, storage and distribution of gas and are located primarily within the state of Indiana. As of September 30, 1999, such properties included 10,948 miles of distribution mains; 512,351 meters; five reservoirs currently being used for the underground storage of purchased gas with approximately 71,484 acres of land held under storage easements; 7,310,173 Dth of gas in company-owned underground storage with a daily deliverability of 134,160 Dth; 171,451 Dth of gas in contract storage with a daily deliverability of 3,563 Dth; and four liquefied petroleum (propane) air-gas manufacturing plants with a total daily capacity of 32,700 Dth of gas.

               The company's capital expenditures during the fiscal year ended September 30, 1999, amounted to $70.7 million.

Item 10.       Directors and Executive Officers of the Registrant

               The members of Board of Directors are:


Name and                                 Principal Occupation During                 Has Been a Director
Business Location             Age        the Past 5 Years and Other                  of Indiana Gas or
                                         Information (1)                             the Company Since
---------------------------------------------------------------------------------------------------------
Directors whose terms expire in 2000:

NIEL C. ELLERBROOK             50   President and  Chief  Executive  Officer  of             1991
Indianapolis, Indiana               of the Company  since June,  1999:  prior to
                                    that President and Chief  Operating  Officer
                                    of the Company since October 1997;  prior to
                                    that time and since January 1997,  Executive
                                    Vice   President,    Treasurer   and   Chief
                                    Financial  Officer;  prior to that  time and
                                    since 1986,  Vice  President,  Treasurer and
                                    Chief Financial Officer. President and Chief
                                    Executive Officer of Indiana Gas since June,
                                    1999: prior to that President of Indiana Gas
                                    since October  1997;  prior to that time and
                                    since January 1997, Executive Vice President
                                    and Chief  Financial  Officer;  and prior to
                                    that  time  and  since  1987,   Senior  Vice
                                    President and Chief Financial  Officer.  Mr.
                                    Ellerbrook  is a Director of Indiana Gas and
                                    IEI  Investments.  He is also a Director  of
                                    Fifth Third Bank, Indiana.


J. TIMOTHY MCGINLEY            59   Managing Partner and principal owner of House            1999
Indianapolis, Indiana               Investments and House Investment Securities, Inc.
                                    Mr. McGinley is also an Indiana Gas and IEI
                                    Investments Director.  He is also a Director of
                                    Bindley Western Industries, Inc.

WILLIAM G. MAYS                53   President, Mays Chemical Company.  Mr. Mays is an        1998
Indianapolis, Indiana               Indiana Gas Director.  He is also a Director of
                                    Anthem, Inc.

JEAN L. WOJTOWICZ              42   President since 1983 and founder of Cambridge            1996
Indianapolis, Indiana               Capital Management Corp. (a consulting and venture
                                    capital firm).  Ms. Wojtowicz is also an IEI
                                    Investments Director.  She is also a Director of
                                    First Internet Bank of Indiana.

PAUL T. BAKER                  59   Executive Vice President and Chief Operating             1991
Indianapolis, Indiana               Officer of Indiana Gas since October 1997; prior
                                    to October 1997 and since 1991, Senior Vice
                                    President and Chief Operating Officer of Indiana
                                    Gas. Mr. Baker is also an Indiana Gas Director.

DON E. MARSH                   61   Chairman, President, Chief Executive Officer and         1986
Indianapolis, Indiana               Director of Marsh Supermarkets, Inc.  Mr. Marsh is
                                    also an IEI Investments Director. He is also a
                                    Director of National City Bank, Indiana.

RICHARD P. RECHTER             60   Chairman of the Board of Rogers Group, Inc.;             1984
Bloomington, Indiana                President, Chief Executive Officer and Director of
                                    Rogers Management, Inc.; and President, Chief
                                    Executive Officer and Director of Mid-South Stone,
                                    Inc.  Mr. Rechter is also an IEI Investments
                                    Director.  He is also a Director of Monroe County
                                    Bank and Monroe Bancorp.

L. A. FERGER                   65   Chairman of the Company and Indiana Gas since June       1984
Indianapolis, Indiana               1999; prior to that and since October 1997,
                                    Chairman and Chief Executive Officer
                                    of  the  Company  and  Indiana  Gas;
                                    prior to that time and since January
                                    1996, Chairman,  President and Chief
                                    Executive Officer of the Company and
                                    Indiana  Gas; and prior to that time
                                    and since 1987,  President and Chief
                                    Executive Officer of the Company and
                                    Indiana  Gas.  Mr.  Ferger is also a
                                    Director  of  Indiana  Gas  and  IEI
                                    Investments.

ANTON H. GEORGE                40   President since December 1989, and a Director of         1990
Indianapolis, Indiana               Indianapolis Motor Speedway Corporation (auto
                                    racing); and President since January 1994,
                                    Executive Vice President since June 1989, and a
                                    Director of Hulman & Company (manufacturer and
                                    distributor of baking powder).  Mr. George is also
                                    an IEI Investments Director.  He is also a
                                    Director of First Financial Corporation.

JAMES C. SHOOK                 68   Mr. Shook is a Director of The Shook Agency, Inc         1983
Lafayette, Indiana                  (residential, commercial and industrial real
                                    estate brokerage and development),  Crossmann
                                    Communities, Inc. and a member of the advisory
                                    board of Bank One Indiana N.A.  Mr. Shook is also
                                    an IEI Investments Director.

JOHN E. WORTHEN                66   President, Ball State University, Muncie,                1997
Muncie, Indiana                     Indiana.  Mr. Worthen is an Indiana Gas Director.
                                    He is also a Director of First Merchants Corp.


(1) Includes, but is not limited to, directorships in corporations with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or which are subject to the requirements of
     Section 15(d) of that Act or in a company registered as an investment company under the Investment Company Act of 1940, as amended.

See Item 4a which is incorporated by reference into this Item 10 for information concerning executive officers.

DIRECTORS' COMPENSATION


Non-employee directors of the Company and of Indiana Gas or Investments receive combined fees totaling $21,000 per year for service on the boards of these companies. The fees are paid under the Directors Restricted Stock Plan approved by the shareholders at their January 13, 1992, meeting. Under the plan, $7,000 of the combined directors' fees paid by the Company and Indiana Gas or Investments to non-employee directors is in the form of restricted shares of the Company. The restricted shares are issued to each non-employee director at the beginning of their three-year term, and the number of restricted shares is determined by dividing $21,000 ($7,000 for each year) by the per share market price of the Company's stock during the period specified in the plan. To receive the restricted shares, a director must consent to the restrictions in writing. Directors may elect to receive the remaining $14,000 in unrestricted shares or in cash. To elect to receive unrestricted shares instead of cash, a director must provide an irrevocable written election to the secretary of the Company before the beginning of the calendar year for which the election relates. Moreover, if during the calendar year a non-employee is elected to fill a vacancy in the board of directors, under the plan, a one time election is permitted to allow the director to receive the balance of that calendar year's compensation in unrestricted shares.

Restricted shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution until the first to occur of: (1) the expiration of the director's term of office for which the grant relates; (2) the grantee's death or disability; (3) the termination of the grantee's status as a director pursuant to the mandatory retirement policy for directors; (4) the involuntary termination of the grantee's status as a director; (5) approval by a majority of the other directors of the grantee's voluntary termination of his/her status as a director because of the relocation of his/her principal place of residence outside of Indiana; or (6) a change in control of the Company. In no event, however, are the restricted shares transferable and free of restrictions before the expiration of a six-month period beginning the first day of the director's term of office or, if later, the date of issuance of the shares.

All restricted shares bear a legend citing the restrictions contained in the plan. When the restrictions lapse, the grantee is entitled to have the legend removed from any shares or certificates. Restrictions are lifted automatically upon the expiration of the period to which the restrictions apply. On the completion of the merger, as discussed in Note 2, restrictions on shares granted under the Directors Restricted Stock Plans will lift. If a director voluntarily terminates his/her status as such before the expiration of the period of restriction, any shares still subject to restriction are immediately forfeited.

The Company has reserved 85,919 shares for grant under the plan. As of September 30, 1999, 54,994 shares remain in reserve. Those shares may consist of authorized but unissued shares or shares reacquired by the Company, including shares purchased in the open market. If any shares subject to the grants are forfeited, the forfeited shares become available for reissuance under the plan.

The board may amend, modify, alter or terminate the plan at any time. Amendments, modifications or alterations which would: (1) increase the number of shares reserved for issuance under the plan, (2) materially modify the class of individuals to whom grants of shares may be made, (3) materially modify the manner in which shares are granted, or (4) materially increase the benefits accruing to grantees under the plan, must be approved by the Company's shareholders.

Non-employee directors also receive a fee of $500 for each Company board meeting attended and $500 for each board meeting of Indiana Gas or Investments attended. Each non-employee member of a committee of the board is paid a fee of $1,000 for each meeting of the committee attended, and each non-employee chair of a committee is paid a retainer of $3,000 and an additional fee of $500 for each meeting attended.

There is a unfunded plan under which non-employee directors may defer all or any part of fees received in cash until the occurrence of certain conditions specified in the plan. Under the plan, which has been in place since January 1, 1999, at the election of the participant, amounts deferred are considered for accounting purposes to be invested in one of several measurement funds, including a company phantom stock fund, with returns measured pursuant to formulas specified in the plan. Currently, the investment funds are consistent with the investment funds available under the company's retirement savings plan. This plan replaced a deferred compensation plan that had been in effect since fiscal year 1995.


Item 11.      Executive Compensation

EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION

The following tabulation shows for the fiscal years ended September 30, 1997, 1998 and 1999, the compensation paid by the Company and its subsidiaries to each of the six most highly compensated executive officers of the Company (considering for this purpose Mr. Baker and Mr. Hewitt, who were executive officers of Indiana Gas during the past fiscal year, to be executive officers of the Company) in all capacities in which they served.

                           Summary Compensation Table


                                                                                             Long-Term
                                                        Annual Compensation                  Compensation
                                               --------------------------------------------  ----------------
                                                                                             Payouts
Name and Principal Position in                                             Other Annual      ----------------   All Other
Group (4)                          Year        Salary         Bonus (1)    Compensation (2)  LTIP Payouts (3)  Compensation
------------------------------     ----        ------         ---------    ----------------  ----------------  ------------

L. A. Ferger,                      1997       $396,692      $  222,577      $  55,052        $  297,232         $  39,225
Chairman and Chief Executive       1998        408,481         238,015         48,850           313,468            35,195
Officer (5)                        1999        323,961         293,569         42,157           267,257            37,016


Niel C. Ellerbrook, President      1997        217,923          89,271         21,050           114,419            21,117
and Chief Operating Officer (6)    1998        284,054         107,508         19,658                 0            21,053
                                   1999        339,715         174,132         19,421           215,699            23,112

Paul T. Baker,                     1997        257,785         118,561         20,134            99,068            28,991
Executive V.P. and Chief           1998        260,000         123,881         18,668                 0            26,791
Operating Officer, Indiana Gas     1999        263,577         125,663         18,018           186,760            26,457

Anthony E. Ard,                    1997        147,477          68,485         10,678                              20,037
Sr. V.P.  - Corporate Affairs      1998        149,304          71,526          9,421            58,102            19,068
and Secretary                      1999        161,881          71,206          8,667                 0            20,409
                                                                                                109,551

Timothy M. Hewitt,                 1997        136,977          50,510          7,577                              14,662
V.P. - Operations and              1998        143,175          53,772          6,810            41,739            15,243
Engineering, Indiana Gas           1999        152,154          54,853          6,407                 0            16,871
                                                                                                 78,667

Carl L. Chapman,                   1997              0          62,519         12,557            81,664                 0
Sr. V.P. & CFO                     1998         87,115               0          9,768                 0             7,406
President, Investments (7)         1999        207,885          28,500          9,965           153,932            18,695

(1) The amounts shown in this column are payments under the Annual Management Incentive Plan. Amounts paid in any fiscal year are attributable to the Company's performance in the prior fiscal year. The following payments (in thousands) were earned in fiscal year 1999 and have been determined and approved for distribution by the Company's compensation committee: L.A. Ferger ($ 227);N. C. Ellerbrook ($204); Paul T. Baker ($ 123); Anthony E. Ard ($ 77); Timothy M. Hewitt ($ 56) and, Carl L. Chapman ($ 120). These payments will be shown in next year's summary compensation tables as fiscal year 2000 Bonus. With the exception of the Chief Executive Officer, these payments were determined based upon the company's financial performance as determined by the consolidated return on equity relative to a peer group of companies, and, with the exception of the Chief Executive Officer, the achievement of individual performance objectives.

(2) The amounts shown in this column are dividends paid on restricted shares issued under the Stock Plan relating to "Long-Term Incentive Compensation".

(3) The amounts shown in this column represent the value of shares issued under the Executive Restricted Stock Plan (Stock Plan) and for which restrictions were lifted in each of those fiscal years. For instance, the amounts shown for fiscal year 1997 represent the value of one-third of the Third Measuring Period shares, including the performance grant, issued under the Stock Plan and for which restrictions were lifted as of September 30, 1997. For fiscal year 1998, in contemplation of additional changes to the Stock Plan, the board of directors approved an amendment to the Stock Plan to postpone the lapsing of the restrictions on shares from September 30, 1998 until February 1, 1999. With the exception of L. A. Ferger, the executive officers consented to the postponement of the lapsing of restrictions on their respective shares; consequently, after 1998 this column only reflects a value for the issuance of shares to Mr. Ferger under the Stock Plan. After the lifting of those restrictions, the executive officers, as a group, held 75,914 restricted shares, with an aggregate market value of those shares as of that date of $1,522,835. Those shares continue to be subject to restrictions imposed by the Stock Plan, and they represent one-third of the initial grant of the Fourth Measuring Period shares, and all of the initial grants of the Fifth and Sixth Measuring Periods. The number and value of restricted shares held by each executive officer on September 30, 1999, follows: L. A. Ferger - 31,528 shares, $632,452; Niel
     C. Ellerbrook - 14,264 shares, $286,136; Paul T. Baker - 13,630 shares, $273,418; Anthony E. Ard - 5,971 shares, $119,778; Timothy M. Hewitt - 4,484 shares, $89,949; and Carl L. Chapman - 6,037 shares, $121,102.

(4) The amounts shown in this column are Company contributions to the Retirement Savings Plan and the dollar value of insurance premiums paid by, or on behalf of, the Company and its subsidiaries with respect to split-dollar life insurance for the benefit of executive officers.

(5) Mr. Ferger retired as Chief Executive Officer of the company and Indiana Gas on May 31, 1999. He continues in his position as Chairman of the Board of Directors Indiana Energy, Inc., Indiana Gas Company, Inc. and IEI Investments, Inc..

(6) Mr. Ellerbrook was elected President and Chief Executive Officer of the Company and Indiana Gas effective June 1, 1999.

(7) Mr. Chapman's compensation reflected in the table for fiscal year 1997 consists of compensation earned prior to, but paid in fiscal year 1997 (column d), dividends received on restricted stock (column e) and the lifting of restrictions on stock previously granted (column h). Mr. Chapman's compensation reflected in the table for fiscal year 1998, began on May 1, 1998, when he ceased his employment with ProLiance and commenced full-time employment as President of Investments.

LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                                                                    Estimated Future Payouts Under Non-Stock
                                                                                    Price-Based Plans
                                                                                    ----------------------------------------
                                                        Performance or Other    Target
                                     Number of Shares,  Periods Until           Threshold
Name and Principal Position in       Units or Other     Maturation              Number of       Number of     Maximum Number of
Group                                Rights (1)         or Payout (2)           Shares (3)      Shares (4)    Shares (5)
------------------------------       -----------------  -------------------     ----------      ---------     -----------------
L. A. Ferger,
Chairman and Chief Executive
Officer                                    3,664                  -                 0             3,664          7,328

Niel C. Ellerbrook,
President and Chief Executive
Officer                                    2,587                  -                 0             2,587          5,174

Paul T. Baker,
Executive V.P. and Chief Operating
Officer, Indiana Gas                       1,681                  -                 0             1,681          3,362

Anthony E. Ard,
Sr. V.P. - Corporate Affairs and
Secretary                                    668                  -                 0               668          1,336

Timothy M. Hewitt,
V. P. - Operations and
Engineering, Indiana Gas                     625                  -                 0               625          1,250


Carl L. Chapman,
Sr. V.P. & CFO,
President, Investments                     2,457                  -                 0             2,457          4,914

(1) This column shows the restricted shares awarded during fiscal year 1999 under the Stock Plan. The market value of the shares on the dates of the grants is determined according to a formula in the Stock Plan based on an average price over a period of time preceding the grant. Dividends are paid directly to the holders of the stock. Included is the initial grant of shares for the Sixth Measuring Period.

(2) The granting of additional shares, if any, and the application of forfeiture provisions depends upon certain measurements of the Company's total return to shareholders in comparison to the total return to shareholders of a predetermined group of comparable companies.

(3) The Sixth Measuring Period initial grant shares, which are included in the total number of shares shown in column (b) and are also set forth in column
     (e), are subject to forfeiture. If the Company's performance compared to the peer group (peer group) during this measuring period places it in the bottom quartile, the executive officers will forfeit all of the shares granted for this period. For fiscal year, 1999, companies in the peer group were as follows: AGL Resources Inc., Atmos Energy Corp., Cascade Natural Gas Corp., CTG Resources, Inc., Eastern Enterprises, Energen Corp., Laclede Gas Co., MCN Energy Group, Inc. (formerly MCN Corp.), National Fuel gas Co., New Jersey Resources Corp., NICOR, Inc., NW Natural, NUI Corp., Pennsylvania Enterprises, Inc., Peoples Energy Corp., Piedmont Natural Gas Co. Inc., Public Service Co. of North Carolina, Inc., South Jersey
     Industries, Inc., SEMCO Energy, Inc., Southern Union Co., Southwest Gas Corp., Southwestern Energy Co., UGI Corp., Washington Gas Light Co. and WICOR, Inc. In fiscal year 1999, Bay State Gas Co. was removed from the peer group, as it was merged out of existence. The companies to be included in the peer group were determined by one of the company's investment bankers and approved by the company's Compensation Committee.

(4) The Sixth Measuring Period initial grant shares, which are the same as the total number of shares in column (b) are presented in this column. If the Company's performance compared to the peer group during this measuring period places it in the middle two quartiles, these shares will vest.

(5) Under the Stock Plan, if the Company's performance compared to the peer group during the Sixth Measuring Period places it in the top quartile, an additional performance grant equal to the original Sixth Measuring Period grant will be made. In that event, the shares shown in column (e) will be doubled.

LONG TERM INCENTIVE COMPENSATION

The purpose of the Stock Plan is to retain and motivate the Company's principal officers and to increase their incentive to work toward the attainment of the Company's long-term growth and profit objectives by providing them with a means of acquiring or increasing their proprietary interests. Under the Stock Plan, the compensation committee recommends to the board of directors, and the non-employee directors determine the executive officers, as well as other principal officers, to whom grants will be made and the percentage of each officers base salary to be used for determining the number of shares to be granted.

To be eligible for a grant, a principal must consent in writing to observe the restrictions imposed on the shares. The shares may not be sold, transferred, pledged, or assigned until restrictions are lifted. For the three-year grants that were provided under the Stock Plan through the end of fiscal year 1997, the restrictions are lifted in 33 1/3 percent increments on the fourth, fifth and sixth anniversaries of the calendar day immediately preceding the first calendar day of the measuring period. On the completion of the merger with SIGCORP, as discussed in Note 2 to the Consolidated Financial Statements, restrictions on shares granted under the Stock Plan will lift.

The granting of additional shares, if any, and the application of the forfeiture provisions, depends upon two primary criteria: (i) certain measurements of the total return of the Company's shareholders in comparison to the total return of shareholders of the companies in the peer group: and (ii) the continued employment of the officer during the period of the restriction.

Effective October 1, 1997, the Stock Plan was amended to provide that grants would be provided on an annual basis instead of every three years. To reflect the change from three-year grants, the percentage of the participant's annual salary that is used to determine the grant is no longer subject to a multiplier of three. Although grants will still be subject to a three year total return performance measuring period, all of the restrictions will be lifted on the fourth anniversary of the calendar day immediately preceding the first calendar day of the measuring period applicable to that grant.

RETIREMENT SAVINGS PLAN

During the past fiscal year, the Company sponsored the Retirement Savings Plan, which covers both bargaining and non-bargaining employees. In general, the Savings Plan permits participants to elect to have not more than 19 percent of their qualified compensation (subject to certain maximums imposed on highly compensated employees by the Internal Revenue Code) invested on a tax-deferred basis in shares of the Company's Common Stock or various investment funds. Non-bargaining participants in the Savings Plan have matching Company contributions made to the plan on their behalf equal to 100 percent of their contributions not in excess of 6 percent of their individual redirected compensation.

The Summary Compensation Table shows the value of contributions made to the plan for executive officers in the column marked "All Other Compensation."

RETIREMENT PLANS

During the past fiscal year, the Company and Indiana Gas each sponsored a defined benefit pension plan covering full-time employees of the Company and certain of its subsidiaries, and of Indiana Gas, respectively, who meet certain age and service requirements. The Company's plan covers salaried employees, including executive officers, and provides fixed benefits at normal retirement age based upon compensation and length of service, the costs of which are fully paid by the employer and are computed on an actuarial basis. The pension plan also provides for benefits upon death, disability and early retirement under conditions specified therein. The remuneration covered by this plan includes all compensation for regular work periods (excluding overtime, bonuses and other forms of additional compensation).

On January 1, 1999, this plan was converted to a cash balance pension plan which provides participants the opportunity to receive lump sum benefits in lieu of fixed monthly benefits. The amount of the lump sum benefit is based on annual accruals which relate to the participant's compensation. In order to ease the transition of the plan conversion, the plan has special grandfather rules applicable to participants at certain service levels and ages to avoid any reduction in their benefits under the plan.

During the past fiscal year, the Company had a supplemental pension plan covering the principal officers of the Company and its subsidiaries. The supplemental pension plan provides fixed benefits at normal retirement age based upon compensation and is computed on an actuarial basis. The supplemental pension plan also provides for benefits upon death, disability and early retirement under conditions specified therein, including service requirements. This supplemental pension plan also provides a reduced benefit to a participant who voluntarily terminates his employment with a participating employer (which may consist of the Company or one or more of its subsidiaries) before normal retirement age (65), but following a change in control of the Company. The remuneration covered by the supplemental pension plan includes all compensation for regular work periods (including incentive payments and other forms of additional compensation).

Upon retirement at or after age 65, any participant in the supplemental pension plan will, in general, be entitled to an annual pension for life which, when added to primary Social Security benefits, defined benefit pension plan benefits, described above, and benefits under the Retirement Savings Plan attributable to contributions by participants' employers, will equal approximately 65 percent of the participant's average annual compensation during the 60 consecutive calendar months immediately preceding the participant's retirement date. The amounts paid under the supplemental pension plan are unfunded and are paid from the general assets of the Company.

The following table illustrates the estimated normal annual retirement benefits payable to a covered participant retiring at age 65 under the supplemental pension plan and under the defined benefit plan based on the specified remuneration and under the Retirement Savings Plan attributable to contributions made by the Company and, as pertinent, one or more of its subsidiaries. The compensation included in the Summary Compensation Table under salary and payments under the annual Incentive Plan qualifies as remuneration for purposes of these plans. The amounts shown do not reflect reductions, which would result from joint and survivor elections.

                                  Pension Table

                         15 or More Years of Service (1)

             Remuneration Level              Amount of Benefits (2)
                $125,000                         $ 81,250
                 150,000                           97,500
                 175,000                          113,750
                 200,000                          130,000
                 225,000                          146,250
                 250,000                          162,500
                 300,000                          195,000
                 350,000                          227,500
                 400,000                          260,000
                 450,000                          292,500
                 500,000                          325,000

(1) The compensation covered by the plans includes the salary and incentive payments shown on the Summary Compensation Table. Years of service are not used in calculating the benefit amount under the Unfunded Supplemental Retirement Plan. The amounts shown above are offset by Social Security and benefits under the Retirement Savings Plan attributable to contributions made by the Company and, as pertinent, one or more of its subsidiaries.

(2) Although the benefit attributable to the Savings Plan may be paid in a single lump sum payment, it has been converted to an annual benefit for purposes of this table. The estimated aggregate annual pension plan benefit may be greater than the amounts in the table to the extent that the Savings Plan benefit, after conversion to an annual benefit and when added to the annual benefit under the applicable defined benefit plan, exceeds the amount specified in the table. Since the Savings Plan has only been in effect for a few years, it is unlikely in the near future that the aggregated Savings Plan benefit and defined benefit plan benefits will exceed the amount specified in the table.

EMPLOYMENT AND TERMINATION BENEFITS AGREEMENTS

The Company, with approval of the board of directors, has entered into three year employment agreements with the executive officers listed in the Summary Compensation Table. Each agreement continues unless notice of termination is given be either party, in which event the agreement will terminate approximately three years from the date of notice. The period between notice and termination is defined as an "employment period" under each agreement. Each officer is entitled to compensation consisting of the annual aggregate base salary or salaries, and such additional compensation as the board determines throughout the employment period. Each agreement is also subject to termination in the event of disability, death, or voluntary retirement by the individual or his termination for cause.

There is also additional termination benefits payable to the executives in the event of their termination for reasons other than disability, death, voluntary retirement or termination for cause. These termination benefits are payable under the following conditions if the employment of an executive is terminated during the employment period:

             The Company terminates the employment of the executive for any reason (other than for cause, death, the executive's attainment of age 65, or the executive's disability): or

             The executive voluntary terminates his employment for good reason (as defined below): or

             The executive voluntarily terminates his employment without reason during the thirty day period immediately following the first anniversary of an acquisition of control of the Company.

For purposes of the employment agreements, the term "good reason" before an acquisition of control means a material breach of the employment agreement by the Company. After an acquisition of control, the term "good reason" means any material change in the terms of the executive's employment with the Company.

The benefits payable to the executive upon the early termination of the employment period include a lump sum payment of the remaining salary payable to the executive if he continued his employment for the duration of the employment period, a minimum bonus or bonuses (determined based on his highest bonus payable to the executive during the immediately preceding three years) for each of the years, or portion thereof, remaining in the employment period and the actuarial equivalent of any benefits which will not be earned by the executive as a result of his termination before the completion of the employment period, including benefits under nonqualified retirement and welfare plans maintained by the Company. In addition, any restricted stock held by the executive will become fully vested. Finally to the extent that payment of the benefits would result in an excise tax payable by the executive under Section 280G of the Internal Revenue Code, the Company will make an additional payment to the executive to offset completely the effect of the excise tax.

The benefits described above apply to all executive officers listed in the Summary Compensation Table other than Timothy M. Hewitt. Mr. Hewitt's benefits are predicated upon a 24 month employment period versus a 36 month period. In addition, Mr. Hewitt is not entitled to the gross-up payment, if applicable, for any excise tax payable under the Internal revenue Code Section 280G.

Item 12.      Securities Ownership of Certain Beneficial Owners and Management

The Company has one class of capital stock outstanding, consisting as of November 30, 1999, of 29,804,590 shares of Common Stock without par value. The number of shares contained in this report reflects adjustments for the four-for-three stock split, which was approved by the board of directors on July 31, 1998, and became effective on October 2, 1998. The holders of the outstanding shares of Common Stock are entitled to one vote for each share held of record on each matter presented to a vote of the shareholders.

In connection with the Company's acquisition of Richmond Gas Corporation ("Richmond") and Terre Haute Gas Corporation ("Terre Haute"), shares of Common Stock of the Company were issued to certain members of the Anton Hulman, Jr. family, certain corporations controlled by them, certain trusts established for their benefit and certain other persons with personal or business relationships with the family (collectively, the "Hulman Interests"). At November 30, 1999, the Hulman Interests beneficially owned an aggregate of 3,615,603 shares of the Company, which comprised 12.13 percent of the Company's outstanding Common Stock. At November 30, 1999, the following beneficial owners held more than 5 percent of the outstanding Common Stock of the Company, the only class of voting securities outstanding:

                                                                       Nature of
 Title of     Name and Address of      Number of Shares     Beneficial Percent
 Class        Beneficial Owner         Beneficially Owned   Ownership  of Class
--------------------------------------------------------------------------------
  Common        Hulman & Company            2,113,247        Voting &     7.09%
               900 Wabash Avenue                            Investment
           Terre Haute, Indiana 47807



As a result of the attribution to certain persons of shares held by Hulman & Company, the following persons are deemed to be beneficial owners of more than 5 percent of the outstanding Common Stock of the Company:

  Title of           Name of            Number of Shares       Percent of
    Class        Beneficial Owner       Beneficially Owned         Class
 ----------      ----------------       ------------------      --------
   Common         Mari H. George            2,691,469              9.03%
   Common        Anton H. George            2,415,603              8.11%
   Common      Katherine M. George          2,122,133              7.12%
   Common        Laura L. George            2,415,603              8.11%
   Common        Nancy L. George            2,123,184              7.12%
   Common      M. Josephine George          2,119,193              7.11%



The number of shares held beneficially by Mari H. George, Anton H. George, Katherine M. George, Nancy L. George and M. Josephine George each includes 2,113,247 shares held by Hulman & Company as to which each, as a director of Hulman & Company, may be deemed to share voting power and investment power. The number of shares held beneficially by Mari H. George and Anton H. George each includes 289,864 shares held by Rose-Hulman Institute of Technology
("Rose-Hulman") as to which Anton H. George, as a member of the Investment Management Committee of the Board of Trustees of Rose-Hulman, and as to which Mari H. George, as a member of the Board of Trustees, may be deemed to share voting power and investment power, and as to which each disclaims beneficial ownership. Laura L. George is the wife of Anton H. George, and the shares listed for her are those beneficially owned by Mr. George. Laura L. George disclaims beneficial ownership of all such shares. The information furnished here regarding beneficial ownership is derived from the Schedule 13D, as amended most recently on June 29, 1994, filed by the Hulman Interests with the Securities and Exchange Commission, and Forms 3, 4 and 5 filed through September 30, 1999. The filing of the Schedule 13D by the Hulman Interests did not affirm the existence of a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 or the regulations promulgated under it.

The following table sets forth the number of shares of Common Stock of the Company beneficially owned by the directors, the chief executive officer, the five additional named executive officers, and all directors and executive officers as a group, as of September 30, 1999. Except as otherwise indicated, each individual has sole voting and investment power with respect to the shares listed below.

    Name of Individuals or Identity of Group       Shares Owned Beneficially (1)
    ----------------------------------------       -----------------------------
       ANTHONY E. ARD                                      27,229  (2)(3)
       Indianapolis, Indiana
       PAUL T. BAKER                                       48,471  (2)
       Indianapolis, Indiana
       CARL L. CHAPMAN                                     21,054  (2)(4)
       Indianapolis, Indiana
       NIEL C. ELLERBROOK                                  49,021  (2)(5)
       Indianapolis, Indiana
       L. A. FERGER                                       137,529  (2)(7)
       Indianapolis, Indiana
       ANTON H. GEORGE                                  2,415,603  (1)(6)
       Indianapolis, Indiana
       TIMOTHY M. HEWITT                                   17,161  (2)(3)(4)
       Indianapolis, Indiana
       DON E. MARSH                                         9,287  (6)
       Indianapolis, Indiana
       WILLIAM G. MAYS                                      1,395  (6)
       Indianapolis, Indiana
       J. TIMOTHY MCGINLEY                                  2,311  (6)
       Indianapolis, Indiana
       RICHARD P. RECHTER                                  11,676  (3)(6)
       Bloomington, Indiana
       JAMES C. SHOOK                                      57,488  (6)(8)
       Lafayette, Indiana
       JEAN L. WOJTOWICZ                                    2,472  (6)
       Indianapolis, Indiana
       JOHN E. WORTHEN                                      1,574  (6)
       Muncie, Indiana
       All directors and executive officers             2,802,271  (1)
       as a group (14 persons)


(1) Except for Anton H. George, no director or executive officer owned beneficially as of September 30, 1999, more than .46 percent of Common Stock of the Company. Excluding Anton H. George, all directors and executive officers owned beneficially an aggregate of 386,668 shares or
     1.30 percent of Common Stock of the Company outstanding as of that date. The beneficial ownership by Anton H. George of 2,415,603 shares or 8.11 percent of Common Stock of the Company is discussed above in "Voting Securities".

(2) Includes shares awarded to Messrs. Ard, Baker, Chapman, Ellerbrook, Ferger and Hewitt under the Company Executive Restricted Stock Plan, which are subject to certain transferability restrictions and forfeiture provisions.

(3) Some or all of the shares owned by Messrs. Ard, Hewitt and Rechter are owned jointly with their wives.

(4) As of May 1, 1998, when he returned to Investments on a full-time basis, Mr. Chapman resumed his status as a named executive officer of Company.

(5) Includes 1,170 shares held by Mr. Ellerbrook's wife, and he disclaims beneficial interest therein.

(6) Includes shares granted to non-employee directors under the Company Directors Restricted Stock Plan, some of which shares are subject to certain transferability restrictions and forfeiture provisions.

(7) Includes 77,571 shares held in a family limited partnership, in which Mr. Ferger is a general partner and owns limited partnership interests. Mr. Ferger shares voting and investment power over these shares with his wife.

(8) Includes 2,000 shares held by Mr. Shook's wife, and he disclaims beneficial interest therein.

EXHIBIT INDEX

Exhibit No.                 Description                                   Reference
2-A           Agreement and Plan of Merger dated as              Exhibit 2 to Indiana
              of June 11, 1999, among Indiana Energy,            Energy's Current Report on
              Inc., SIGCORP, Inc. and Vectren                    Form 8-K dated as of June
              Corporation.                                       11, 1999, and filed as of
                                                                 June 15, 1999.

2-B           Amendment No.1, dated December 14, 1999            Exhibit 2 to Indiana
              to Agreement and Plan of Merger (Set               Energy's Current Report on
              forth in 2-A, above)                               Form 8-K dated as of
                                                                 December    16,
                                                                 1999, and filed
                                                                 as of  December
                                                                 16, 1999.

2-C           Asset Purchase Agreement dated December            Exhibit 2 and 99.1 to
              14, 1999 between Indiana Energy, Inc.,             Indiana Energy, Inc.
              Dayton Power and Light Co., Inc. and               Current Report on Form 8-K
              Number -3CHK with commitment letter for            dated as of December 14,
              364-Day Credit Facility dated December             1999 and filed as of
              16, 1999                                           December 28, 1999.

3-A           Amended and Restated Articles of                   Exhibit 3-A to Indiana
              Incorporation.                                     Energy's Quarterly Report
                                                                 on Form 10-Q for the
                                                                 quarterly period ended
                                                                 December 31, 1997.

3-B           Amended and Restated Code of By-Laws.              Exhibit 3-A to Indiana
                                                                 Energy's Quarterly Report on Form
                                                                 10-Q for the quarterly period
                                                                 ended March 31, 1997.

4-A           Applicable provisions of Indiana                   Exhibit 3-A to Indiana
              Energy's Amended and Restated Articles             Energy's 1993 Annual
              of Incorporation, as amended, as set               Report on Form 10-K.
              forth as Exhibit 3-A above.

4-B           Amended and Restated Rights Agreement              Exhibit 1 to Indiana Energy's
              between Indiana Energy and Continental             Amendment to its Registration
              Bank, N.A. (Now First Chicago Trust                Statement on Form 8-A, filed
              Company of New York), as Rights Agent,             June 17, 1996.
              including form of Right Certificate,
              dated as of July 30, 1986,  as amended
              and restated as of December 8, 1989 and
              as further amended and restated as of
              May 31, 1996.

4-C           Indenture dated February 1, 1991,                  Exhibit 4(a) to Indiana Gas
              between Indiana Gas and Continental                Company, Inc.'s Current Report on
              Bank, National Association.                        Form 8-K dated February 1, 1991,
                                                                 and filed February 15,1991;
                                                                 First Supplemental Indenture thereto
                                                                 dated as of  February 15,  1991,
                                                                 (incorporated by reference to
                                                                 Exhibit 4(b) to Indiana Gas
                                                                 Company, Inc.'s Current  Report
                                                                 on   Form   8-K dated  February
                                                                 1,  1991,   and filed  February
                                                                 15,      1991); Second
                                                                 Supplemental Indenture thereto dated
                                                                 as of September 15, 1991, (incorporated
                                                                 by reference to Exhibit 4(b) to
                                                                 Indiana     Gas Company, Inc.'s
                                                                 Current  Report on   Form   8-K
                                                                 dated September 15,  1991,  and
                                                                 filed September 25, 1991); Third
                                                                 Supplemental Indenture thereto dated
                                                                 as of September 15, 1991 (incorporated
                                                                 by reference to Exhibit 4(c) to
                                                                 Indiana     Gas Company, Inc.'s
                                                                 Current  Report on   Form   8-K
                                                                 dated September 15,  1991  and
                                                                 filed September 25, 1991);
                                                                 Fourth Supplemental Indenture
                                                                 thereto   dated as of  December
                                                                 2, 1992, (incorporated by reference to
                                                                 Exhibit 4(b) to Indiana Gas
                                                                 Company, Inc.'s Current  Report
                                                                 on   Form   8-K dated  December
                                                                 1,  1992,   and filed  December
                                                                 8,       1992); Officers'
                                                                 Certificate pursuant to Section 301 of
                                                                 the   Indenture dated   as   of
                                                                 April 5,  1995, (incorporated
                                                                 by reference to Exhibit 4(a) to
                                                                 Indiana     Gas Company, Inc.'s
                                                                 Current  Report on   Form   8-K
                                                                 dated and filed April 5, 1995);
                                                                 and   Officers' Certificate
                                                                 pursuant     to Section  301 of
                                                                 the   Indenture dated   as   of
                                                                 November    19, 1997
                                                                 (incorporated by reference to
                                                                 Exhibit   4  to Indiana     Gas
                                                                 Company, Inc.'s Report  on Form
                                                                 8-K       dated November    19,
                                                                 1997 and  filed December     5,
                                                                 1997); Officer's Certificate
                                                                 pursuant     to Section  301 of
                                                                 the   Indenture dated   as   of
                                                                 August 13, 1999 (incorporated
                                                                 by reference to Exhibit   4  to
                                                                 Indiana     Gas Company Inc.,'s
                                                                 Current  Report on   Form   8-K
                                                                 dated    August 13,  1999,  and
                                                                 filed    August 17, 1999.)

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

4-D           Indiana Energy, Inc. Stock Option                  Exhibit 4.1 to Indiana
              Agreement dated as of June 11, 1999.               Energy's Current Report on
                                                                 Form 8-K  dated
                                                                 as of June  11,
                                                                 1999, and filed
                                                                 as of June  15,
                                                                 1999.

4-E           SIGCORP, Inc. Stock Option Agreement               Exhibit 4.2 to Indiana
              dated as of June 11, 1999.                         Energy's Current Report on
                                                                 Form 8-K  dated
                                                                 as of June  11,
                                                                 1999, and filed
                                                                 as of June  15,
                                                                 1999.

10-A          Employment Agreement between Indiana               Exhibit 10-A to Indiana
              Energy, Inc. and Lawrence A. Ferger,               Energy's Quarterly Report
              effective January 1, 1999.                         on Form 10-Q for the
                                                                 quarterly period ended
                                                                 December 31, 1998.

10-B          Employment Agreement between Indiana               Exhibit 10-B to Indiana
              Energy, Inc. and Niel C. Ellerbrook,               Energy's Quarterly Report
              effective January 1, 1999.                         on Form 10-Q for the
                                                                 quarterly period ended
                                                                 December 31, 1998.


10-C          Employment Agreement between Indiana               Exhibit 10-C to Indiana
              Energy, Inc. and Paul T. Baker,                    Energy's Quarterly Report
              effective January 1, 1999.                         on Form 10-Q for the
                                                                 quarterly period ended
                                                                 December 31, 1998.

10-D          Employment Agreement between Indiana               Exhibit 10-D to Indiana
              Energy, Inc. and Anthony E. Ard,                   Energy's Quarterly Report
              effective January 1, 1999.                         on Form 10-Q for the
                                                                 quarterly period ended
                                                                 December 31, 1998.

10-E          Employment Agreement between Indiana               Exhibit 10-E to Indiana
              Energy, Inc. and Carl L. Chapman,                  Energy's Quarterly Report
              effective January 1, 1999.                         on Form 10-Q for the
                                                                 quarterly period ended
                                                                 December 31, 1998.

10-F          Employment Agreement between Indiana               Exhibit 10-F to Indiana
              Energy, Inc. and Timothy M. Hewitt,                Energy's Quarterly Report
              effective January 1, 1999.                         on Form 10-Q for the
                                                                 quarterly period ended
                                                                 December 31, 1998.

10-G          Employment Agreement between Indiana               Filed herewith.
              Energy, Inc. and Jerome A. Benkert,
              effective January 1, 1999.

10-H          Employment Agreement between Indiana               Filed herewith.
              Energy, Inc. and Ronald E. Christian,
              effective July 30, 1999.

10-I          Indiana Energy, Inc. Unfunded                      Exhibit 10-G to Indiana
              Supplemental Retirement Plan for a                 Energy's Quarterly Report
              Select Group of Management Employees as            on Form 10-Q for the
              amended and restated effective December            quarterly period ended
              1, 1998.                                           December 31, 1998.

10-J          Indiana Energy, Inc. Nonqualified                  Exhibit 10-H to Indiana
              Deferred Compensation Plan effective               Energy's Quarterly Report
              January 1, 1999.                                   on Form 10-Q for the
                                                                 quarterly period ended
                                                                 December 31, 1998.

10-K          Amendment to Indiana Energy, Inc. Executive        Exhibit 10-I to Indiana
              Restricted Stock Plan effective December           Energy's Quarterly Report
              1, 1998.                                           on Form 10-Q for the
                                                                 quarterly period ended
                                                                 December 31, 1998.

10-L          Indiana Energy, Inc. Annual Management             Exhibit 10-D to Indiana
              Incentive Plan effective October 1,                Energy's 1987 Annual
              1987.                                              Report on Form 10-K.

10-M          First Amendment to the Indiana Energy,             Exhibit 10-Q to Indiana
              Inc. Annual Management Incentive Plan              Energy's 1998 Annual
              (set forth in 10-L above) effective                Report on Form 10-K.
              October 1, 1997.

10-N          Amendment to Indiana Energy, Inc. Directors'       Exhibit 10-J to Indiana
              Restricted Stock Plan, effective                   Energy's Quarterly Report
              December 1, 1998.                                  on Form 10-Q for the
                                                                 quarterly period ended
                                                                 December 31, 1998.

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

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Exhibit No.                 Description                                   Reference

10-O          Fundamental Operating Agreement of                 Exhibit 10-B to Indiana
              ProLiance Energy, LLC between IGC                  Energy's Quarterly Report
              Energy, Inc. and Citizens By-Products              on Form 10-Q for the
              Coal Company, effective March 15, 1996.            quarterly period ended
                                                                 March 31, 1996.

10-P          Formation Agreement among Indiana                  Exhibit 10-C to Indiana
              Energy, Inc., Indiana Gas Company,                 Energy's Quarterly Report
              Inc., IGC Energy, Inc., Indiana Energy             on Form 10-Q for the
              Services, Inc., Citizens Gas & Coke                quarterly period ended
              Utility, Citizens By-Products Coal                 March 31, 1996.
              Company, Citizens Energy Services
              Corporation,  and ProLiance Energy,  LLC,
              effective March 15, 1996.

10-Q          Gas Sales and Portfolio Administration             Exhibit 10-C to Indiana
              Agreement between Indiana Gas Company,             Gas' Quarterly Report on
              Inc. and ProLiance Energy, LLC,                    Form 10-Q for the
              effective March 15, 1996, for services             quarterly period ended
              to begin April 1, 1996.                            March 31, 1996.


10-R          Amended appendices to the Gas Sales and            Exhibit 10-A to Indiana
              Portfolio Administration Agreement between         Gas' Quarterly Report on
              Indiana Gas Company, Inc. and ProLiance            Form 10-Q for the
              Energy, LLC effective November 1, 1998.            quarterly period ended
                                                                 March 31, 1999.

10-S          Amended appendices to the Gas Sales and            Exhibit 10-V to Indiana
              Portfolio Administration Agreement between         Gas' 1999 Annual Report on
              Indiana Gas Company, Inc. and ProLiance            Form 10-K.
              Energy, LLC, effective November 1, 1999.

10-T          Indiana Energy, Inc. Executive Restricted          Exhibit 10-O to Indiana
              Stock Plan as amended and restated effective       Energy, Inc.'s 1998 Annual
              October 1, 1998                                    report on Form 10-K.

10-U          Indiana Energy, Inc. Director's Restricted         Exhibit 10-B to Indiana
              Stock Plan as amended and restated effective       Energy, Inc.'s Quarterly
              May 1, 1997                                        Report on Form 10-Q for
                                                                 the quarterly period ended
                                                                 June 30, 1997.

21            Subsidiaries of Indiana Energy, Inc.               Filed herewith.

23            Consent of Independent Public Accountants          Filed herewith.

27            Financial Data Schedule                            Filed herewith.


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



EXHIBIT 21


                                                        State of Incorporation/
                                                             Organization

Subsidiaries of Indiana Energy,
Inc., (Parent) -

   Indiana Gas Company, Inc.                                    Indiana
      Richmond Gas Corporation,
         d/b/a Indiana Gas Company, Inc.                        Indiana
      Terre Haute Gas Corporation,
         d/b/a Indiana Gas Company, Inc.                        Indiana
   IEI Services, LLC                                            Indiana
   IEI Capital Corp.                                            Indiana
   IEI Investments, Inc.                                        Indiana
      Energy Realty, Inc.                                       Indiana
      IGC Energy, Inc.                                          Indiana
         Indiana Energy Services, Inc.                          Indiana
         ProLiance Energy, LLC                                  Indiana
         CIGMA, LLC                                             Indiana
         Energy Systems Group, LLC                              Indiana
         Reliant Services, LLC                                  Indiana
      Energy Financial Group, Inc.                              Indiana
         IEI Financial Services, LLC                            Indiana
         IEI Synfuels, Inc.                                     Indiana
     Number-3CHK, Inc.                                            Ohio